Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

GVI Security Solutions, Inc.
Carrollton, Texas 75007

We hereby consent to the reference to our firm under the caption “Experts” and to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated March 29, 2004 and September 27, 2004 relating to the financial statements of GVI Security, Inc. which is contained in that Prospectus.

/s/WEAVER AND TIDWELL, L.L.P.

Dallas, Texas
April 20, 2005